UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2025

E2open Parent Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39272	86-1874570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14135 Midway Road, Suite G300

Addison, TX

(address of principal executive offices)

75001

(Zip Code)

(866) 432-6736

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ETWO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On August 3, 2025 (the “Closing Date”), E2open Parent Holdings, Inc., a Delaware corporation (the “Company”) and E2open Holdings, LLC, a Delaware limited liability company (“Holdings” and, together with the Company, the “Company Parties”) completed their previously announced mergers with WiseTech Global Limited, an Australian public company limited by shares (“Parent”), Emerald Parent Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Company Merger Sub”), and Emerald Holdings Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Holdings Merger Sub” and, together with Parent and Company Merger Sub, the “Parent Parties”). Pursuant to the terms and subject to the conditions set forth in the Agreement and Plan of Merger (the “Merger Agreement”), dated May 25, 2025, by and among the Company Parties and the Parent Parties, Company Merger Sub merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Surviving Corporation”) (such merger, the “Company Merger”) and Holdings Merger Sub merged with and into Holdings, with Holdings surviving as a wholly owned subsidiary of Parent (the “Surviving LLC”) (such merger, the “Holdings Merger” and, together with the Company Merger, the “Mergers”). Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

The description of the Merger Agreement and the transactions contemplated by the Merger Agreement (including, without limitation, the Mergers) in this Current Report on Form 8-K (this “Current Report”) does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 27, 2025, and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Mergers, E2OPEN, LLC, a Delaware limited liability company (the “Borrower”), paid all outstanding loans, fees and expenses and terminated all credit commitments outstanding under that certain Credit Agreement, dated as of February 4, 2021, as amended, amended and restated, supplemented or otherwise modified from time to time, among the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto and UBS AG, Stamford Branch (as successor to Goldman Sachs Bank USA), as administrative and collateral agent, and all pledge, security and other agreements and documents related thereto.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction and under Item 3.03, Item 5.01, Item 5.02 and Item 5.03 of this Current Report are incorporated by reference into this Item 2.01.

On August 3, 2025, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, the Mergers were completed, with Company Merger Sub being merged with and into the Company, and the Company surviving as a wholly owned subsidiary of Parent and Holdings Merger Sub being merged with and into Holdings, with Holdings surviving as a wholly owned subsidiary of Parent.

At the effective times of the applicable Merger:

i.

each issued and outstanding share of Class A Common Stock of the Company (“Class A Common Stock”) (other than any shares of Class A Common Stock held by the Company as treasury stock or owned by the Parent Parties or any shares of Class A Common Stock as to which appraisal rights have been properly exercised by the holders of such Class A Common Stock in accordance with Delaware law) was automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $3.30, without interest thereon (the “Per Share Price”);

ii.

each issued and outstanding share of Series B-1 Common Stock of the Company (“Class B-1 Common Stock”) (other than any shares of Class B-1 Common Stock held by the Company as treasury stock or owned by the Parent Parties) pending conversion was automatically cancelled, extinguished and converted into the right to receive the Per Share Price;

iii.

each issued and outstanding share of Series B-2 Common Stock of the Company (“Class B-2 Common Stock”) (other than any shares of Class B-2 Common Stock held by the Company as treasury stock or owned by the Parent Parties) automatically vested in accordance with its terms and was automatically cancelled, extinguished and converted into the right to receive the Per Share Price;

iv.

each issued and outstanding share of Class V Common Stock of the Company (“Class V Common Stock”), which for the avoidance of doubt are non-economic voting shares that correspond on a one-for-one basis with the Holdings Common Units, (other than any shares of Class V Common Stock as to which appraisal rights have been properly exercised by the holders of such Class V Common Stock in accordance with Delaware law) was automatically cancelled and extinguished without any conversion thereof or consideration paid therefor;

v.

each issued and outstanding common unit of Holdings (“Holdings Common Units”) (other than any Holdings Common Unit and restricted common units of Holdings (“Holdings Restricted Common Units”) held by the Company Parties (the “Excluded Units”), or any Holdings Common Units and Holdings Restricted Common Units owned by the Parent Parties (the “Owned Holdings Units”) or any other Holdings Restricted Common Units) was automatically cancelled, extinguished and converted into the right to receive cash in an amount equal to $3.30, without interest thereon (the “Per Unit Price”)

vi.

each issued and outstanding Series 2 RCU of Holdings (other than the Excluded Units and Holdings Common Units and the Owned Holdings Units) automatically vested in accordance with its terms and was automatically cancelled, extinguished and converted into the right to receive the Per Unit Price;

vii.	each Excluded Unit was unaffected by the Holdings Merger and remains outstanding as Holdings Common Units and Holdings Restricted Common Units of the Surviving LLC held by the Company Parties; and

viii.	each Owned Holdings Unit was automatically cancelled and extinguished without any conversion thereof or consideration paid therefor.

Company Warrants

In addition, at the Company Merger Effective Time, each outstanding Company Warrant, in accordance with the terms of the Warrant Agreement, dated April 28, 2020, by and between the Company and the Company’s warrant agent therein (“Warrant Agreement”), automatically and without any required action on the part of the holder thereof or any other Person, ceased to represent a Company Warrant exercisable for Class A Common Stock and became a Company Warrant exercisable for the Per Share Price in accordance with the terms of the Warrant Agreement. If a registered holder under the Warrant Agreement properly exercises a Company Warrant within thirty (30) days following this Current Report, the Warrant Price (as defined under the Warrant Agreement), with respect to such exercise shall be reduced by an amount equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Price (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Treatment of Company Equity Awards

At the Company Merger Effective Time, each Company Option outstanding as of immediately prior to the Company Merger Effective Time with an exercise price per share less than the Per Share Price, whether vested or unvested, was cancelled and converted into the right to receive an amount of cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the number of shares of Class A Common Stock subject to such Company Option as of immediately prior to the Company Merger Effective Time and (ii) the excess, if any, of the Per Share Price over the exercise price per share of such Company Option (the “Option Consideration”). For purposes of determining the number of Company Options that were cancelled and converted into the right to receive the Option Consideration, any performance-based vesting conditions were measured based on the Per Share Price. Each Company Option with (A) an exercise price per share equal to or greater than the Per Share Price or (B) a performance-based vesting condition that was not achieved as a result of the Transactions was cancelled at the Company Merger Effective Time without any cash payment being made to the holder thereof.

At the Company Merger Effective Time, each Company RSU outstanding as of immediately prior to the Company Merger Effective Time that (i) vested but remained unsettled as of immediately prior to the Company Merger Effective Time (“Vested Company RSUs”), (ii) was held by a non-employee director of the Company or a member of the advisory board of the Company (“Director RSUs”), (iii) vested in connection with the Transactions in accordance with its terms (“Specified RSUs”), or (iv) was held by any Equity Award Holder whose aggregate value of unvested Equity Awards was equal to or less than $10,000 as of immediately prior to the closing (calculated based on the Per Share Price) was, in each case, cancelled and converted into and became the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (A) the Per Share Price and (B) the total number of shares of Class A Common Stock subject to such Company RSU as of immediately prior to the Company Merger Effective Time.

At the Company Merger Effective Time, each Company RSU outstanding as of immediately prior to the Company Merger Effective Time (other than Vested Company RSU, Director RSU and Specified RSU) was automatically cancelled and, in exchange therefor, the holder of such cancelled Company RSU became entitled to receive a Parent restricted stock unit award covering the number of ordinary shares of Parent equal to the product of (i) the Equity Award Exchange Ratio and (ii) the number of shares of Class A Common Stock underlying such Company RSU (each, an “Equity Replacement Award”), with any resulting fractional number of ordinary shares of Parent covered by such Equity Replacement Award rounded down to the next whole number. Notwithstanding the foregoing, each Company RSU (each, a “Cash-Settled RSU”) held by (A) individuals in China and (B) individuals in such other jurisdictions where Parent determined no later than ten (10) business days prior to the closing that would be administratively impracticable to cancel such Company RSUs and convert them into an Equity Replacement Award (such jurisdictions, the “Restricted Cash Jurisdictions”) was automatically cancelled and, in exchange therefor, the holder of such cancelled Cash-Settled RSU became entitled to receive a restricted cash award representing the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (1) the Per Share Price and (2) the total number of shares of Company Common Stock subject to such Cash-Settled RSU as of immediately prior to the Company Merger Effective Time (each, an “RSU Cash Replacement Award”).

At the Company Merger Effective Time, each Company PSU outstanding as of immediately prior to the Company Merger Effective Time that was not subject to a time-vesting component, as well as those with a time-vesting component that was satisfied in accordance with its terms in connection with the Transactions (each, a “Specified PSU”) was automatically cancelled and converted into and became the right to receive an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product of (i) the Per Share Price and (ii) the total number of shares of Class A Common Stock subject to such Specified PSU as of immediately prior to the Company Merger Effective Time. For purposes of determining the number of shares of Company Common Stock subject to each Specified PSU, the revenue growth performance-based vesting condition that applied to the Specified PSUs immediately prior to the Company Merger Effective Time was deemed attained at 100% in accordance with the applicable award agreements governing such Specified PSUs and the stock price performance-based vesting condition that applied to the Specified PSUs immediately prior to the Company Merger Effective Time was measured based on the Per Share Price, with any such performance-based vesting condition that was not achieved as a result of the Transactions cancelled without any cash payment being made in respect thereof.

At the Company Merger Effective Time, each Company PSU outstanding as of immediately prior to the Company Merger Effective Time (other than Specified PSU) was automatically cancelled and, in exchange therefor, the holder of such cancelled Company PSU became entitled to receive an Equity Replacement Award, with any resulting fractional number of ordinary shares of Parent covered by such Equity Replacement Award rounded down to the next whole number. Notwithstanding the foregoing, with respect to any individuals in the Restricted Cash Jurisdictions holding Company PSUs, such Company PSUs were cancelled and, in exchange thereof, the holder of such cancelled Company PSU became entitled to receive an RSU Cash Replacement Award. For purposes of determining the number of shares of Class A Common Stock subject to each Company PSU, the revenue growth performance-based vesting condition was deemed attained at 100% in accordance with the terms of the applicable award agreements governing such Company PSUs.

Each RSU Cash Replacement Award and Equity Replacement Award will have no less favorable terms and conditions, including with respect to vesting and acceleration provisions upon a qualifying termination of employment, as were applicable to the applicable Company RSU immediately prior to the Company Merger Effective Time, except for terms rendered inoperative by reason of the Transactions (including performance-based vesting conditions) and other administrative or ministerial changes determined by Parent.

The foregoing description does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to the Company’s Current Report filed with the SEC on May 27, 2025 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 and Item 3.03 of this Current Report are incorporated by reference into this Item 3.01.

In connection with the completion of the Company Merger, the Company notified representatives of the New York Stock Exchange (“NYSE”) that the Company Merger had been completed and requested that trading of the Class A Common Stock on NYSE be suspended prior to the opening of trading on August 4, 2025. Trading of the Class A Common Stock on NYSE was halted prior to the opening of trading on August 4, 2025. In addition, the Company requested that NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist and deregister the Class A Common Stock from NYSE. The delisting of the Class A Common Stock from NYSE will be effective 10 days after the filing of the Form 25. Following the effectiveness of the Form 25, the Company also intends to file a Form 15 with the SEC under the Exchange Act requesting the termination of registration of the Class A Common Stock, Company Warrants and units of the Company under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to such securities.

Item 3.03.	Material Modifications to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report are incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement and in connection with the completion of the Mergers, each share of Class A Common Stock (except as described in Item 2.01 of this Current Report) was automatically cancelled, extinguished and converted into the right to receive the Per Share Price. Accordingly, at the Company Merger Effective Time, the holders of such shares of Class A Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Per Share Price. For more information on the Company Warrants, please see Item 2.01 and 8.01.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01, Item 3.03 and Item 5.03 of this Current Report are incorporated by reference into this Item 5.01.

As a result of the completion of the Company Merger on August 3, 2025, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction and under Item 2.01 of this Current Report are incorporated by reference into this Item 5.02.

Board of Director and Officer Resignations

As a result of the Company Merger, at the Company Merger Effective Time, (a) each of Chinh E. Chu, Keith Abell, Dr. Stephen C. Daffron, Martin Fichtner, Eva F. Harris, Ryan M. Hinkle, Timothy I. Maudlin and Andrew Appel resigned from the Board of Directors of the Company (the “Board”) and any committees of the Board on which they served and ceased to be directors of the Company, and the directors of Company Merger Sub immediately prior to the completion of the Company Merger became the directors of the Surviving Corporation; and (b) officers of Company Merger Sub immediately prior to the completion of the Company Merger became the officers of the Surviving Corporation. As a result of the Company Merger, at the Company Merger Effective Time, Andrew Appel and Marje

Armstrong agreed to step down in their respective capacities as Chief Executive Officer and Chief Financial Officer of the Company and have agreed to continue their respective employment with the Company to assist in transition-related matters (the “Separation”). Upon their Separation, Mr. Appel and Ms. Armstrong will be eligible to receive the termination-related compensation and benefits set forth in Mr. Appel’s amended and restated employment letter agreement, dated February 8, 2024, and the Company’s Executive Severance Plan, respectively, in each case, subject to the applicable terms and conditions set forth therein.

Transaction Bonus Program

On May 25, 2025, the Company Board approved a cash-based transaction bonus program in an aggregate amount not to exceed $8,975,000 in connection with the transactions contemplated by the Merger Agreement (the “Transaction Bonus Program”), with individual allocations to be determined at a later time. Awards under the Transaction Bonus Program will (i) (A) be earned as to 50% of the award on the Closing Date and (B) be earned as to the remaining 50% of the award on the three-month anniversary of the Closing Date (the “Second Vesting Date”), in each case, subject to applicable participant’s continued employment through the applicable vesting date and (ii) accelerate in full if such participant incurs a termination of employment by Parent or its Affiliates (including the Company or the Surviving Corporation) following the Closing Date (each, a “Transaction Bonus Program Qualifying Termination”), either (1) for any reason other than for “cause” (as defined in the Company’s 2021 Omnibus Incentive Plan), or (2) due to the participant’s resignation with “good reason,” (as defined in the Executive Severance Plan as modified by the confidential disclosure schedules) provided the participant is currently party to an employment agreement pursuant to which such participant may resign with “good reason” or participates in the Executive Severance Plan. Any award earned under the Transaction Bonus Program will be paid to each participant within 30 days following the Closing Date, the Second Vesting Date, or the effective date of a customary general release of claims executed by a participant in favor of Parent, the Surviving Corporation and its Affiliates, in connection with such participant’s Transaction Bonus Program Qualifying Termination. In connection with the closing, the Company Board has approved the following bonus amounts for the Company’s named executive officers: Andrew Appel, the Company’s Chief Executive Officer ($4,600,000), Marje Armstrong, the Company’s Chief Financial Officer and Chief Human Resources Officer ($750,000), Greg Randolph, the Company’s Chief Commercial Officer ($250,000), Susan Bennett, the Company’s Chief Legal Officer and Secretary ($200,000), and Rachit Lohani, the Company’s Chief Product and Technology Officer ($50,000).

The foregoing description of the Transaction Bonus Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Bonus Program award agreement entered into with each named executive officer, copies of the form of Transaction Bonus Program award agreements executed by the Company’s Chief Executive Officer and by certain of the other named executive officers, as described above, are filed as Exhibits 10.1 and 10.2 of this Current Report.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Company Merger Effective Time and by virtue of the Company Merger, (a) the certificate of incorporation of the Company, as in effect immediately prior to the Company Merger Effective Time, was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”) and (b) the bylaws of Company Merger Sub immediately prior to the Company Merger Effective Time became the bylaws of the Surviving Corporation, except that all references to Company Merger Sub were automatically amended and became references to the Surviving Corporation (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 to this Current Report, respectively, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

Company Warrants

The information regarding the Company Warrants included in Item 2.01 of this Current Report is incorporated herein by reference. On August 4, 2025, as a result of the Company Merger, in accordance with the terms of the Warrant Agreement, each Company Warrant now represents only the right to purchase and receive, upon the terms and conditions specified in the Company Warrants, the Per Share Price. In addition, in connection with the consummation of the Company Merger, the Warrant Price was temporarily reduced to $3.2947, effective from August 4, 2025 (the date this Current Report was filed) until September 3, 2025. Following September 3, 2025, the Warrant Price will increase back to an amount in excess of the Per Share Price and all outstanding Company Warrants will be deemed cancelled and the Company will have no further obligations in respect of unexercised Company Warrants.

The information contained in this Item 8.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated May 25, 2025, by and among WiseTech Global Limited, Emerald Parent Merger Sub Corp., Emerald Holdings Merger Sub LLC, E2open Parent Holdings, Inc. and E2open Holdings, LLC. (incorporated by reference to Exhibit 2.1 to Form 8-K, filed with the SEC on May 27, 2025).*

3.1	Amended and Restated Certificate of Incorporation of E2open Parent Holdings, Inc. dated August 3, 2025.

3.2	Amended and Restated Bylaws of E2open Parent Holdings, Inc. dated August 3, 2025.

10.1	Form of Transaction Bonus Agreement, by and between E2open Parent Holdings, Inc. and its Chief Executive Officer.

10.2	Form of Transaction Bonus Agreement, by and among E2open Parent Holdings, Inc. and its Named Executive Officers.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events or the Company’s future performance, including any discussion, express or implied, regarding the transactions contemplated by the Merger Agreement (the “transaction”), the effectiveness of the delisting from NYSE, the timing of filing of the Form 15 with the SEC, the reduction of the Warrant Price, the exercise of the Company Warrants for the Per Share Price following the date of this Current Report, the deemed cancellation of the Company Warrants following September 3, 2025, and effectiveness of the appointment and departure of directors and officers. These statements are often identified by the words “may,” “might,” “believe,” “think,” “positioned,” “estimate,” “project,” “plan,” “goal,” “target,” “assumption,” “continue,” “intend,” “expect,” “future,” “anticipate,” and other similar expressions, whether in the negative or the affirmative, that are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict, and you should not place undue reliance on the Company’s forward-looking statements. The Company’s actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those discussed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K and our quarterly reports on Form 10-Q. Additional factors that may cause actual results to differ materially from any forward-looking statements regarding the transaction or the Company include, but are not limited to: occurrence of any event, change or other circumstances that could give rise to the possibility that the transactions contemplated by the Merger Agreement are delayed or does not occur, uncertainty as to whether the parties will be able to complete the transaction on the terms set forth in the Merger Agreement, the outcome and costs of any legal proceedings that have been or may be instituted against the parties or others following announcement or consummation of the transactions contemplated by the Merger Agreement, challenges, disruptions and costs of integrating and achieving anticipated synergies, or that such synergies will take longer to realize than expected, risks that the transaction and other transactions contemplated by the Merger Agreement disrupt current plans and operations that may harm the Company’s businesses, the amount of any costs, fees, expenses, impairments and charges related to the transaction, and uncertainty as to the effects of the consummation of the transaction on the Company’s value and financial performance. All forward-looking statements and the internal projections and beliefs upon which the Company bases its expectations included in this Current Report or other periodic reports represent its estimates as of the date made and should not be relied upon as representing its estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E2open Parent Holdings, Inc.

Date: August 4, 2025	By:	/s/ Andrew Cartledge
	Name:	Andrew Cartledge
	Title:	President & Treasurer